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Exhibit 10.4

FIRST AMENDMENT TO AGREEMENT OF LEASE

("Amendment to Lease")

BETWEEN

SENECA NATION OF INDIANS

as Landlord

and

SENECA NIAGARA FALLS GAMING CORPORATION

as Tenant

Premises

the land and improvements formerly known as
the Niagara Falls Convention Center and
Lackey Plaza
Situated in the City of Niagara Falls

Date: December 23, 2002

        FIRST AMENDMENT TO AGREEMENT OF LEASE made as of December    , 2002, ("Amendment to Lease") between the Seneca Nation of Indians ("Landlord" or the "Nation"), a sovereign Indian nation, having an office at 1490 Route 438, Irving, New York 14801 and an office with the address of P.O. Box 231, Salamanca, New York 14779, and Seneca Niagara Falls Gaming Corporation, a governmental instrumentality of the Nation ("Tenant" or "SNFGC"), having an office at 310 Fourth Street, Niagara Falls, New York 14303.

W I T N E S S E T H:

        WHEREAS, the Nation is the owner of fee title to the land, as more particularly described on Exhibit A annexed to the Head Lease (defined below) (the "Land") and improvements formerly known as the Niagara Falls Convention Center and Lackey Plaza (the "Improvements");

        WHEREAS, pursuant to that certain Agreement of Lease, dated October 25, 2002 (the "Head Lease"), the Nation leased the Land and Improvements (the "Premises") to SNFGC;

        WHEREAS, the Landlord, the Tenant and the Tenant's lender entered into that certain Non-Disturbance and Attornment Agreement (Headlease), (the "NDA"), which NDA effected certain amendments to the Head Lease constituting (among other matters) negotiated remedies as described in CFR 162.612(a); and

        WHEREAS, subject to the foregoing, the parties hereto desire to amend the Head Lease.

        NOW, THEREFORE, in consideration of the matters above recited, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto formally covenant, agree and bind themselves as follows:

        1.     Section 34.08 of the Head Lease is hereby deleted and replaced in its entirety, as follows:

          Section 34.08    This Lease shall be governed by and construed in accordance with the laws of the Seneca Nation of Indians and applicable federal law.

        2.     Section 34.19 of the Head Lease is hereby deleted and replaced in its entirety, as follows:

          Section 34.19    Easements.    Landlord will, from time to time, at the request of Tenant and at Tenant's cost and expense, subject to both (a) the approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed and (b) the grant of the same by the Secretary (Landlord covenants to make all necessary requests of the Secretary to effectuate the same), (i) grant consent to easements and other rights in the nature of easements with respect to the Premises to third parties, (ii) grant consent to release existing easements or other rights in the nature of easements which are for the benefit of the Premises, (iii) execute petitions to have the Premises annexed to any municipal corporation or utility district and (iv) execute and deliver to any person any instrument appropriate to confirm or effect such grants, releases and petitions (to the extent of its interests in the Premises).

        3.     The following provisions are hereby added to Article 34 of the Head Lease as follows:

          Section 34.20    As used in this Lease, the term "Secretary" means the Secretary of the Interior or his or her duly authorized representative. This Lease is subject to the approval of the Secretary pursuant to the Act of August 9, 1955, 69 Stat. 539, as amended, 25 U.S.C. § 415, as implemented by Title 25, Code of Federal Regulations, Part 162.

          Section 34.21    The parties hereby acknowledge that Annual Rent is subject to periodic review as required in 25 C.F.R. 162.607. The parties hereby agree that the first review shall occur no sooner than the fifth (5th) anniversary of this Lease. The parties hereby agree to consider "the equities involved" in determining whether a mutually agreed upon adjustment (based upon the criteria set forth in 25 C.F.R. 162.607, including, among other things, the impact upon the interest of outstanding obligations owed to third party mortgagees), if any, of the amount of Annual Rent will be made and shall submit any such proposed change for the approval of the Secretary.

          Section 34.22    The parties hereby acknowledge that pursuant to 25 C.F.R. 162.604(g)(2), nothing contained in this Lease shall operate to delay or prevent a termination of Federal trust responsibilities with respect to the Premises by the issuance of a fee patent, the lifting of restrictions on alienation, or otherwise during the term of the Lease, such termination, however, shall not serve to abrogate the Lease.

          Section 34.23    The parties hereby acknowledge and agree that while the Premises are in restricted status and pursuant to 25 C.F.R. 162.604(g)(1), all of the Lessee's obligations under this Lease, and the obligation of its sureties, are to the United States as well as to the Nation as the owner of the land.

          Section 34.24    Pursuant to 25 C.F.R. 162.610 and with the consent of the Secretary, which consent shall be deemed granted upon the Secretary's consent to that certain First Amendment to Agreement of Lease, the Landlord authorizes the Tenant to sublease the Premises, in whole or in part, without further approval of the Secretary. Subleases so made shall not serve to relieve the Tenant from any liability nor diminish any supervisory authority from the Secretary provided for under this approved Lease. The parties acknowledge that the foregoing notwithstanding, none of the Landlord's rights under Article 7 are amended by this Section 34.24.

        4.     Except as expressly modified herein, all other provisions of the Head Lease remain in full force and effect and Landlord and Tenant do hereby ratify all of their obligations thereunder. Unless otherwise specified in this Amendment to Lease, all terms capitalized herein shall have the same meanings given to them in the Head Lease.

(remainder of page intentionally left blank)

3

        IN WITNESS WHEREOF, Tenant and Tenant have executed this Amendment to Lease as of the day and year first above-written.

LANDLORD:
SENECA NATION OF INDIANS
By:

Name:
Title:
TENANT:
SENECA NIAGARA FALLS GAMING CORPORATION
By:

Name:
Title:

STATE OF NEW YORK	)
) ss:
COUNTY OF	)

On the            day of                        in the year 2002, before me, the undersigned personally appeared                        , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Signature and Office of individual taking acknowledgment
STATE OF NEW YORK	)
) ss:
COUNTY OF	)

On the            day of                        in the year 2002, before me, the undersigned personally appeared                        , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Signature and Office of individual taking acknowledgment

AGREEMENT OF LEASE

("Head Lease Agreement")

BETWEEN

SENECA NATION OF INDIANS

as Landlord

and

SENECA NIAGARA FALLS GAMING CORPORATION

as Tenant

Premises

the improvements formerly known as
the Niagara Falls Convention Center and
Lackey Plaza
Situated in the City of Niagara Falls

Date: October 22, 2002

i

ii

        AGREEMENT OF LEASE made as of October    , 2002, ("Lease" or "Lease Agreement") between the Seneca Nation of Indians ("Landlord" or the "Nation"), a sovereign Indian nation, having an office at 1490 Route 438, Irving, New York 14801 and an office with the address of P.O. Box 231, Salamanca, New York 14779, and Seneca Niagara Falls Gaming Corporation, a governmental instrumentality of the Nation ("Tenant" or "SNFGC"), having its principal place of business at the William Seneca Administration Building, 1490 Route 438, Cattaraugus Reservation, Irving, New York 14081.

W I T N E S S E T H:

        WHEREAS, Pursuant to the Nation-State Gaming Compact, dated August 18, 2002 (the "Compact"), the Nation and the State of New York ("State") entered into a Class III Gaming Compact (under the provisions of the Indian Gaming Regulatory Act 25 U.S.C. §2701 et. seq.) that provides, among other things, that: (i) the State, through the New York State Urban Development Corporation d/b/a Empire State Development Corporation ("ESD"), a corporate governmental agency of the State constituting a political subdivision and public benefit corporation, having an office at 633 Third Avenue, New York, New York 10017 or otherwise, shall transfer fee title to the land, as more particularly described on Exhibit A annexed hereto (the "Land") and improvements formerly known as the Niagara Falls Convention Center and Lackey Plaza (the "Improvements") to the Nation in consideration of payment by the Nation of One Dollar ($1.00); (ii) the Nation shall lease back to the State the Improvements (the "Premises") for a lease payment of One Dollar ($1.00) per annum for a period of twenty-one (21) years; and (iii) the State shall sublease the Premises to the Nation for a period equal to the shorter of (a) twenty-one (21) years or (b) until such time as the Nation constructs and begins operation of a permanent Gaming Facility (as defined in the Compact in Niagara Falls, at which time the Nation shall pay to the State the balance, as of July 1, 2002 of the general obligation bonds pledged in connection with the Premises; and

        WHEREAS, the Compact has been certified by the Governor of the State in accordance with Chapter 383 of the Laws of 2001 of the State; and

        WHEREAS, ESD, as required by the Compact, has transferred to the Nation title to the Land and Improvements by a Deed made as of the date of this Lease Agreement; and

        WHEREAS, the Land is or will be held in restricted fee by the Nation as approved by the Secretary of the Interior (the "Secretary") under 25 U.S.C. §1774(f); and

        WHEREAS, the Nation, pursuant to this Lease will lease the Premises to SNFGC, a government instrumentality of the Nation, pursuant to a certain lease agreement (the "Head Lease Agreement") for a term of twenty-one (21) years; and

        WHEREAS, the Nation, as required by the Compact, has caused SNFGC to sublease the Premises to ESD pursuant to a certain sublease agreement (the "Sublease"), dated the date hereof for an annual rent of One Dollar ($1.00) for a term of approximately twenty-one (21) years; and

        WHEREAS, ESD, as required by the Compact, will lease back the Premises to SNFGC under a certain sub-sublease agreement (the "Sub-Sublease") dated the date hereof; and

        WHEREAS, the Nation seeks to lease the Premises to SNFGC and SNFGC seeks to lease the Premises from the Nation as provided hereto.

        NOW, THEREFORE, in consideration of the matters above recited, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto formally covenant, agree and bind themselves as follows:

ARTICLE 1.
PREMISES AND TERM

        Section 1.01    Premises.    Landlord does hereby lease to Tenant, and Tenant does hereby hire and take from Landlord the Premises subject to all title matters affecting the Premises, as shown on Exhibit B hereto or as otherwise existing as of the date of this Agreement.

        Section 1.02    Term.    The Lease term (the "Term") shall commence as of the date the Documents (as defined in that certain Escrow Agreement between the State, the Nation, SNFGC and Richard M. Dorado, dated the date hereof) are released as set forth in the Escrow Agreement (the "Commencement Date") and shall expire on the twenty-first (21) anniversary of the Commencement Date or on such earlier date upon which this Lease may be terminated as hereinafter provided.

ARTICLE 2.
RENT

        Section 2.01    Rent Payments.

          (a)    Rent.    Tenant shall pay directly to the Landlord, or Landlord's representative if Tenant is so notified, annual contingent rent ("Annual Rent") in the amount of Twelve Million Dollars ($12,000,000) in equal monthly installments of One Million Dollars ($1,000,000) per month in advance commencing on the date that is six (6) months following the date SNFGC commences operations as a facility for Class III Gaming (as such term is defined in 25 U.S.C. §2703(8)) for gaming and commercial activities traditionally associated with the operation or conduct of a casino facility and thereafter on the first day of each month during the term. The parties hereby agree that Annual Rent shall be paid, only to the extent that sufficient funds are available (or such portion as may be available), from the net proceeds derived from the operation of the casino facility and other commercial activities related to the operation of the casino for payment of such Annual Rent as determined by Tenant. All amounts payable by Tenant pursuant to this Lease Agreement, including, without limiting the foregoing, Annual Rent, and any other sums, costs, expenses or deposits that Tenant in any of the provisions of this Lease Agreement assumes or agrees to pay and/or deposit, shall constitute "Rent" under this Lease and, if Tenant fails to pay Rent, in addition to all other available remedies, Tenant shall have all the remedies provided in Article 20.

          (b)    Intentionally Omitted.

        Section 2.02    Rent Net to Landlord.    Rent shall be absolutely net to Landlord without any abatement, deduction, counterclaim, set off or offset whatsoever, so that this Lease shall yield, net to Landlord, the Rent due under the Lease. Tenant shall pay all costs, expenses and charges of every kind and nature relating to the Premises, which may arise or become due or payable during or after (but attributable to a period falling within) the Term.

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES

        Section 3.01    Representations and Warranties of Tenant.    The Tenant does hereby represent and warrant as follows:

          (a)    Existence and Power.    Tenant is a governmental instrumentality of a sovereign nation and federally recognized "Indian Tribe" and has the power to enter into the transaction contemplated by this Lease Agreement and to carry out its obligations and exercise it rights hereunder.

          (b)    Authorization.    Tenant is authorized and has the power under the laws of the Nation and the United States of America to enter into this Lease Agreement and the transactions contemplated hereby and to perform and carry out all covenants and obligations on its part to be performed under and pursuant to this Lease Agreement. Tenant by proper action of its Board of Directors has duly authorized the execution, delivery and performance of this Lease Agreement and the consummation of the transactions herein contemplated.

          (c)    Validity.    Tenant is not prohibited from entering into this Lease Agreement and discharging and performing all covenants and obligations on its part to be performed under and pursuant to this Lease Agreement and the consummation of the transactions contemplated hereby. Compliance with the provisions of this Lease Agreement will not conflict with or violate or constitute a breach of or a default under, the terms, conditions or provisions of any law, rule, regulation or order, judgment or decree of any court, contractual limitation, restriction nor indenture, deed of trust, mortgage, loan agreement, other evidence or indebtedness or any other agreement or instrument to which Tenant is a party or by which it or any of its property is bound. Neither Tenant entering into this Lease Agreement nor Tenant discharging and performing all covenants and obligations on its part to be performed under and pursuant to this Lease Agreement will be in conflict with or result in a breach of or constitute (with due notice and/or lapse of time) a default under any of the foregoing, or result in the creation or imposition of any lien of any nature upon any of the property of Tenant under the terms of any of the foregoing, nor are there any actions, suits or proceedings by or before any court, administrative agency or other governmental authorities pending, or to the best of Tenant's knowledge, threatened, against or affecting Tenant which would have a material, adverse affect on the ability of Tenant to perform its obligations under this Lease Agreement. This Lease Agreement is the legal, valid and binding obligation of Tenant enforceable against Tenant in accordance with its terms.

        Section 3.02    Representations and Warranties of Landlord.    Landlord does hereby represent and warrant as follows:

          (a)    Existence and Power.    Landlord is a sovereign nation and federally recognized "Indian Tribe" and has the power to enter into the transaction contemplated by this Lease Agreement and to carry out its obligations and exercise it rights hereunder.

          (b)    Authorization.    Landlord is authorized and has the power under the laws of the Nation and the United States of America to enter into this Lease Agreement and the transactions contemplated hereby and to perform and carry out all covenants and obligations on its part to be performed under and pursuant to this Lease Agreement. Landlord by proper action of its Tribal Council has duly authorized the execution, delivery and performance of this Lease Agreement and the consummation of the transactions herein contemplated.

          (c)    Validity.    Landlord is not prohibited from entering into this Lease Agreement and discharging and performing all covenants and obligations on its part to be performed under and pursuant to this Lease Agreement and the consummation of the transactions contemplated hereby. Compliance with the provisions of this Lease Agreement will not conflict with or violate or constitute a breach of or a default under, the terms, conditions or provisions of any law, rule, regulation or order, judgment or decree of any court, contractual limitation, restriction nor indenture, deed of trust, mortgage, loan agreement, other evidence or indebtedness or any other agreement or instrument to which Landlord is a party or by which it or any of its property is bound. Neither Landlord entering into this Lease Agreement nor Landlord discharging and performing all covenants and obligations on its part to be performed under and pursuant to this Lease Agreement will be in conflict with or result in a breach of or constitute (with due notice and/or lapse of time) a default under any of the foregoing, or result in the creation or imposition of any lien of any nature upon any of the property of Landlord under the terms of any of the foregoing, nor are there any actions, suits or proceedings by or before any court, administrative agency or other governmental authorities pending, or to the best of Landlord's knowledge, threatened, against or affecting Landlord which would have a material, adverse affect on the ability of Landlord to perform its obligations under this Lease Agreement. This Lease Agreement is the legal, valid and binding obligation of Landlord enforceable against Landlord in accordance with its terms.

ARTICLE 4.
INSURANCE

        Section 4.01    Required Coverages.

          (a)   Tenant, at its sole cost and expense, shall carry or cause to be carried, insurance coverage of the type and in minimum limits as follows:

            (i)    Insurance on the Premises shall be carried under an "All Risk" form, including damage by water and subsidence, except for flood and earthquake. Such insurance shall be carried in an amount equal to full replacement value, subject to insurance market conditions, of the Premises, including al improvements located therein and thereon.

            (ii)   Commercial general liability insurance shall be carried on the Premises and operations of the Premises against any liability for bodily injury, death, and property damage. Such commercial general liability insurance shall be on an occurrence basis. The insurance against liability for bodily injury and/or death shall be not less than Five Million and 00/100 ($5,000,000.00) Dollars for each occurrence for bodily injury and property damage with an annual general aggregate of not less than Ten Million and 00/100 ($10,000,000.00) Dollars.

            (iii)  Motor vehicle liability and property damage insurance coverage on all owned, non-owned and hired vehicles shall be provided in the amounts of Five Million and 00/100 ($5,000,000.00) Dollars combined single limit for bodily injury and property damage.

            (iv)  Commercial general liability insurance shall include completed operations and products liability.

            (v)   Workers' compensation insurance, if applicable by law or agreement, shall be carried on all persons employed by Tenant or on its behalf, on or at the Premises, or in the operations of Tenant in minimum amounts so provided by law or agreement.

          (b)   All insurance provided by or on behalf of Tenant shall be carried in favor of Landlord and Tenant, as their respective interests may appear, as "additional insureds". Any coverage provided by Tenant, or on its behalf, as required herein also shall name each Mortgagee (as defined in the Sub-Sublease) as an additional insured under a standard Mortgagee Clause (as hereinafter defined in the Sub-Sublease).

        Section 4.02    Policy Requirements.

          (a)   All insurance required by any provision of this Lease shall be in such form and shall be issued by such responsible companies licensed and authorized to do business in the State of New

  York as are reasonably acceptable to Tenant and any Mortgagee. All policies referred to in this Lease shall be procured, or caused to be procured, by Tenant at no expense to Landlord and for periods of not less than one (1) year. New or renewal policies replacing any policies expiring during the Term or memoranda or certificates thereof, as aforesaid, shall be delivered to Landlord on the execution of this Lease and at least thirty (30) days prior to the date of expiration, together with proof satisfactory to Landlord that the full premiums have been paid. Premiums on policies shall not be financed in any manner whereby a Mortgagee, on default or otherwise, shall have the right or privilege of surrendering or canceling the policies, provided, however, that premiums may be paid in installments.

          (b)   Tenant and Landlord shall cooperate in connection with the collection of any insurance moneys that may be due in the event of loss and Tenant and Landlord shall execute and deliver such proofs of loss and other instruments which may be required for the purpose of obtaining the recovery of any such insurance moneys.

          (c)   Tenant shall not carry separate insurance (other than personal injury liability insurance) concurrent in form or contributing in the event of loss with that required by this Lease to be furnished by Tenant, unless Landlord and each Mortgagee are included therein as insureds with loss payable as provided in this Lease.

          (d)   Each policy of insurance required to be obtained by Tenant as herein provided and each duplicate policy issued by the insurer shall contain (i) a provision that no act or omission of Tenant shall affect or limit the obligation of the insurance company to pay the amount or any loss sustained, (ii) an agreement by the insurer that such policy shall not be cancelled or materially modified without at least thirty (30) days' prior written notice to Landlord and to each Mortgagee and (iii) an agreement by the insurer pursuant to which the insurer waives subrogation (with the exception of workers' compensation) and having obtained such clause or endorsement of waiver of subrogation, Tenant agrees that it will not make any claims against, or seek to recover from, Landlord for any loss or damage to Tenant's property covered by its fire and extended coverage insurance, provided, however, the subject release shall be limited by the terms and provisions of the waiver of subrogation clause and shall be co-extensive therewith.

        Section 4.03    Blanket Policies.    The insurance required by this Lease may, at the option of Tenant, be effected by blanket or umbrella policies issued to Tenant covering the Premises and other properties owned or leased by Tenant, provided that the policies otherwise comply with the provisions of this Lease and allocate to the Premises the specified coverage, without possibility of reduction or coinsurance by reason of, or damage to, any other premises named therein, and if the insurance required by this Lease shall be effected by any such blanket or umbrella policies, Tenant shall furnish to Landlord certificates of insurance for such policies, with schedules thereto attached showing the amount of insurance afforded by such policies applicable to the Premises in form and substance satisfactory to Landlord. The parties hereby acknowledge that Landlord may satisfy its obligations under this Article 4 by satisfying each of the obligations of the tenant with respect to Article 4 of the Sub-Sublease.

ARTICLE 5.
USE OF INSURANCE PROCEEDS

        (a)   If the Premises shall be destroyed or damaged in whole or in part by fire or other casualty of any kind or nature, ordinary or extraordinary, foreseen or unforeseen (each, a "Casualty"), Tenant shall give to Landlord prompt notice thereof. Tenant may, at its election, repair, alter, restore, replace and rebuild the same, or the functional equivalent of the same as was existing immediately prior to such occurrence. Landlord, in no event, shall be called upon to restore any portion of the Premises, now or hereafter existing or any portion thereof or to pay any of the costs or expenses thereof. If Tenant shall elect not to restore the Premises, Tenant shall promptly give notice to Landlord of its election not to restore.

        (b)   All insurance proceeds payable as a result a Casualty will be paid directly to Tenant. Landlord, at no expense to itself, shall cooperate with Tenant, executing such documents and performing all other reasonably requisite acts, to allow for and expedite such payment to Tenant.

ARTICLE 6.
CONDEMNATION

        Section 6.01    Total Condemnation.    (a) If at any time during the Term, the whole or substantially all of the Premises shall be taken for any public or quasi-public purpose by any lawful power or authority by the exercise of the right of condemnation or eminent domain or by agreement among Landlord, Tenant and those authorized to exercise such right, this Lease and the Term shall terminate and expire on the date of such taking and the Rent payable by Tenant hereunder shall be paid to the date of such taking.

          (b)   The term "substantially all of the Premises" shall be deemed to mean such portion of the Premises as, when so taken, would leave remaining a balance of the Premises which, due either to the area so taken or the location of the part so taken in relation to the part not so taken, would not under economic conditions, zoning laws or building regulations then existing or prevailing, readily accommodate, in Landlord's judgment, a new building or buildings of a nature similar to the improvements existing at the date of such taking and after performance of all covenants, agreements, terms and provisions herein and by law provided to be performed and paid by Tenant.

        Section 6.02    Award to Landlord.    (a) If the whole or substantially all of the Premises shall be taken or condemned as provided in this Article 6, the award for or attributable to the Premises in any proceeding with respect to such taking shall be paid to Landlord.

          (b)   Landlord and Tenant agree to execute any and all documents and perform any requisite acts in order to facilitate such collection of the award.

        Section 6.03    Date of Taking.    For purposes of this Article 6, the "date of taking" shall be deemed to be the date on which the whole or substantially all of the Premises, or a part thereof, as the case may be, shall have vested in any lawful power or authority of the government of the United States of America or such other governmental authority having jurisdiction.

        Section6.04    Partial Condemnation.    If less than substantially all of the Premises be so taken, all of the terms and provisions of Sections (a) and (b) of Article 5 shall be fully applicable hereto respecting Landlord's election regarding restoration and payment of the condemnation award.

ARTICLE 7.
ASSIGNMENT, SUBLETTING AND MORTGAGES

        Section 7.01    Restrictions on Right of Tenant to Transfer Lease.    Except for the Sublease, Sub-Sublease and as permitted under the Sub-Sublease with respect to the tenant thereunder, Tenant shall not assign or transfer this Lease, or sublet the Premises in its entirety or in part, without the prior written consent of Landlord in each instance.

        Section 7.02    Right of Tenant to Mortgage Lease.    Except as permitted under the Sub-Sublease with respect to the tenant thereunder, Tenant shall not mortgage this Lease.

        Section 7.03    No Mortgage by Landlord.    Landlord hereby agrees that it shall not, without Tenant's consent, which may be given or withheld at Tenant's sole discretion, enter into or give any mortgage, lien, pledge, grant, hypothecation or otherwise encumber any of Landlord's interest in the Premises, except as permitted under the Sublease with respect to the Sublease Tenant.

ARTICLE 8.
INTENTIONALLY OMITTED

ARTICLE 9.
REPAIRS

        Section 9.01    Tenant's Repair Obligations.    Tenant, at its sole cost and expense, throughout the Term, shall take good care of the Premises, and shall maintain the same as a facility for Class III Gaming (as such term is defined in 25 U.S.C. §2703(8)) for gaming and commercial activities traditionally associated with the operation or conduct of a casino facility, shall not commit or suffer, and shall use all reasonable precaution to prevent waste, damage, or injury to the Premises. When used in this Section 9.01, the term "repairs" shall include all replacements, renewals, alterations and additions deemed reasonably necessary in Tenant's reasonable discretion. All repairs made by Tenant shall be made in a manner consistent with applicable laws, regulations and rules, and the requirements of Tenant's insurers.

        Section 9.02    No Landlord Services.    Landlord shall not be required to furnish any services, utilities or facilities whatsoever to the Premises. Tenant shall have no duty or obligation to make any alteration, change, improvement, replacement, restoration or repair to, or to demolish, any improvements. Landlord assumes the full and sole responsibility for the condition, operation, repair, alteration, improvement, replacement, maintenance and management of the Premises.

ARTICLE 10.
CHANGES, ALTERATIONS AND ADDITIONS

        Except as permitted under the Sub-Sublease with respect to the tenant thereunder, Tenant shall not alter the improvements at the Premises, or any part thereof, without the consent of the Landlord, or make any addition thereto or construct any additional improvements on the Premises, whether voluntarily or in connection with a repair or restoration required by this Lease (collectively, "Capital Improvements").

ARTICLE 11.
REQUIREMENTS OF PUBLIC AUTHORITIES AND
OF INSURANCE UNDERWRITERS AND POLICIES

        Tenant, at its sole cost and expense, promptly shall use all reasonable efforts to operate the Premises in a manner consistent with any and all present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes and executive orders (collectively "Requirements") without regard to the nature of the work required to be done, extraordinary as well as ordinary, of any governmental authorities, having jurisdiction, now existing or hereafter created, and of any and all of their departments and bureaus, and of any applicable fire rating bureau or other body exercising similar functions, affecting the Premises, or any street, avenue and/or sidewalk comprising a part or in front thereof and/or any vault in or under the same, or requiring the removal of any encroachment, or affecting the maintenance, use or occupation of the Premises, whether or not the same involve or require any structural changes or additions in or to the Premises. Landlord also shall comply with any and all provisions and requirements of any casualty, liability or other insurance policy required to be carried by Tenant under the provisions of this Lease. Nothing herein shall prevent Tenant from contesting the validity of any Requirement in accordance with existing law. Notwithstanding anything in this Lease, the Sublease or the Sub-Sublease to the contrary, the parties hereby acknowledge that the Nation and SNFGC are subject only to Requirements of the federal government of the United States and the Seneca Nation.

ARTICLE 12.
INTENTIONALLY OMITTED

ARTICLE 13.
DISCHARGE OF LIENS; BONDS

        Section 13.01    Discharge of Liens.    Except as permitted under the Sub-Sublease with respect to the tenant thereunder, neither the Landlord nor Tenant shall create or permit to be created any lien, encumbrance or charge upon the Premises and shall not suffer any other matter or thing whereby the estate, rights and interest of Landlord in the Premises or any part thereof might be materially impaired.

        Section 13.02    Tenant Indemnity for Liens.    Tenant shall indemnify and hold Landlord harmless from and against any and all costs, expenses, liability or damages arising from or, in connection with, the performance of any labor or the furnishing of any materials for any specific improvement, alteration to or repair of the Premises or any part thereof, or the furnishing of materials or the rendering of services that would give rise to the filing of any lien against the Premises or any part thereof.

ARTICLE 14.
LIMITED OBLIGATIONS OF THE PARTIES; INDEMNITY

        Section 14.01    Tenant Accepts "As Is".    Tenant acknowledges that Landlord has not operated or maintained the Premises and that Tenant is fully familiar with the Premises, the physical condition thereof and title matters. Tenant accepts the Premises "as is", in the existing condition and state of repair.

        Section 14.02    No Landlord Representations.    Tenant acknowledges with respect to the transaction pursuant to which Landlord has acquired its interest in the Premises and leased the same to Tenant that it has not relied on any representations, statements or warranties made by Landlord and that Landlord shall not, in any event whatsoever, be liable by reason of any such claimed misrepresentation or breach of warranty or for any latent or patent defects in the Premises.

        Section 14.03    Section 223-a of the Real Property Law.    It is not a condition of this Lease that Tenant will deliver possession of the Premises on the Commencement Date; the foregoing is an "express provision to the contrary" as provided in Section 223-a of the Real Property Law of the State of New York.

        Section 14.04    No Individual Liability/Indemnification.    (a) All covenants, stipulations, promises, agreements and obligations of Tenant contained in this Lease Agreement shall be deemed to be the covenants, stipulations, promises, agreements and obligations of the Tenant and not of any member, officer, agent, servant or employee of the Tenant in his or her individual capacity, and no recourse under or upon any obligation, covenant or agreement contained in this Lease Agreement, or otherwise based or in respect of this Lease Agreement, or for any claim based thereon or otherwise in respect of this Lease Agreement, shall be had against any past, present or future member, officer, agent, servant or employee, as such, of the Tenant or any successor public benefit corporation or political subdivision or any person executing this Lease Agreement on behalf of the Tenant, either directly or through the Tenant or any successor public benefit corporation or political subdivision. It is expressly understood that this Lease Agreement is a corporate obligation of the Tenant, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any such member, officer, agent, servant or employee of the Tenant or of any successor public benefit corporation or political subdivision or any person so executing this Lease Agreement under or by reason of the obligations, covenants or agreements contained in this Lease Agreement or implied therefrom. Any and all such personal liability of, and any and all such rights and claims against, every such member, officer, agent, servant or employee under or by reason of the obligations, covenants or agreements contained in this Lease Agreement or implied therefrom are, to the extent permitted by law, expressly waived and release as a condition of, and as a consideration for, the execution of this Lease Agreement.

          (b)   The obligations and agreements of the Tenant contained herein shall not shall not constitute or give rise to a general obligation of the Tenant, but rather shall constitute limited obligations of the Tenant payable solely from the revenues of the Tenant derived and to be derived from this Lease Agreement.

          (c)   Tenant shall at all times protect and hold the Landlord harmless of, from and against any and all claims (whether in tort, contract or otherwise), demands, expenses and liabilities for losses, damages, injury and liability of every kind and nature and however caused, and taxes (of any kind and by whomsoever imposed), resulting from, arising out of, or in any way connected with this Lease Agreement, or the enforcement of any of the terms or provisions hereof or thereof or the transactions contemplated hereby, including, but not limited to:

            (i)    the rehabilitation, renovation and construction of the improvements, the installation or removal of any equipment or any other work or thing done in, on or about the Premises or any part thereof;

            (ii)   any use, non-use, possession, occupation, alteration, repair, condition, operation, maintenance or management of the Premises or any part thereof or adjacent thereto;

            (iii)  negligence on the part of Tenant, the Sub-Sublease Tenant, or any subtenant of the Sublease Tenant, or any of its or their respective agents, contractors, servants, employees, licensees or invitees;

            (iv)  any accident, injury (including death) or damage to any person or property occurring in, on or about the Premises or any part thereof or adjacent thereto, including, without limiting the foregoing, all environmental remediation and mitigation;

            (v)   any failure on the part of Tenant to pay or to perform or comply with any of the covenants, agreements, terms, obligations or conditions contained in this Lease on its part to be performed or complied with and the exercise by Tenant of any remedy provided in this Lease with respect thereto; and

            (vi)  any lien or claim which may be alleged to have arisen against or on the Premises or any part thereof or any of the assets of, or funds appropriated to, Landlord, or any liability which may be asserted against Landlord with respect thereto.

        Such indemnification set forth above shall be binding upon Tenant for any and all claims, demands, expenses, liabilities and taxes set forth herein. The Landlord shall not be liable for any damages or injury to the person or property of Tenant or its trustees, officers, employees, agents or servants or persons under the control or supervision of Tenant or any other person who may be about the Premises, due to any act or negligence of any person other than, with respect to the gross negligence or willful misconduct of the Landlord. If any claim, action or proceeding relating to the Premises is made or brought against Landlord, then, upon demand by Landlord, Tenant, at its sole cost and expense, shall resist or defend such claim, action or proceeding in Landlord's name, if necessary, by the attorneys for Tenant "s insurance carrier (if such claim, action or proceeding is covered by insurance), otherwise by such attorneys selected by Tenant as Landlord shall reasonably approve, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, if Tenant reasonably determines that it is appropriate to engage its own attorneys then Landlord, after consultation with Tenant, may engage its own attorneys to defend it or to assist in its defense and Tenant shall pay the reasonable fees and disbursements of such attorneys.

        Section 14.05    Tenant Indemnity; Insurance.    The obligations of Tenant under this Article 14 shall not be affected in any way by the absence of insurance or by the failure or refusal of any insurance carrier to perform any obligation on its part under insurance policies affecting the Premises.

        Section 14.06    Survival.    The terms and conditions of this Article 14 shall survive the expiration or termination of this Lease Agreement.

        Section 14.07    No Consequential Damages.    In no event shall either party be liable for consequential, incidental or special damages under this Lease Agreement.

ARTICLE 15.
LANDLORD NOT LIABLE FOR INJURY OR DAMAGE, ETC.

        Landlord shall not in any event whatsoever be liable for any injury or damage to Tenant (unless caused by the gross negligence or willful misconduct of Landlord, its agents, servants or employees) or to any other Person happening on, in or about the Premises and its appurtenances, nor for any injury or damage to the Premises or to any property belonging to Tenant (unless caused by the gross negligence or willful misconduct of Landlord, its agents, servants or employees) or to any other person.

ARTICLE 16.
INTENTIONALLY OMITTED

ARTICLE 17.
RIGHT OF INSPECTION

        Section 17.01    Landlord Access to Premises.    Upon reasonable notice, Tenant shall permit Landlord and its agents or representatives to enter the Premises at all reasonable times during business days and business hours for the purpose of determining whether or not Tenant is in compliance with its obligations hereunder.

        Section 17.02    No Landlord Obligation to Repair.    Nothing in this Article 17 or elsewhere in this Lease shall imply any duty on the part of Landlord to do any repairs maintenance, renovation or other work on or at the Premises, and performance thereof by Landlord shall not constitute a waiver of Tenant "s default in failing to perform the same.

ARTICLE 18.
LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS

        If Tenant at any time shall be in Default (as hereinafter defined) of any of its obligations under this Lease, then Landlord, at its sole cost and expense may (but shall be under no obligation to) perform such obligation on Tenant's behalf.

ARTICLE 19.
PERMITTED USE; NO UNLAWFUL OCCUPANCY

        Subject to the provisions of law and this Lease, the Sublease and the Sub-Sublease, Tenant shall cause the Premises under the Sub-Sublease to be used as a facility for Class III Gaming (as such term is defined in 25 U.S.C. §2703(8)) for gaming and commercial activities traditionally associated with the operation or conduct of a casino facility. Tenant shall not use or occupy, nor permit or suffer the Premises or any part thereof to be used or occupied for any unlawful or illegal business, any use or purpose inconsistent with the above permitted uses.

ARTICLE 20.
EVENTS OF DEFAULT, CONDITIONAL LIMITATIONS, REMEDIES

        Each of the following events shall be an "Event of Default" or "Default" hereunder:

          (a)   Tenant shall fail to pay any installment of Rent or any part thereof within ten (10) business days after receipt of written notice from Landlord that Tenant has failed to pay such installment once the same has become due and payable and remains unpaid following such ten (10) business day period;

          (b)   Subject to Force Majure, Tenant's determination that operation of the Premises is not economically feasible, or except during Tenant's construction, alteration or repair of the Premises, Tenant shall fail, for a period of sixty (60) consecutive business days following receipt of notice from Landlord, to use the Premises as a facility for Class III Gaming (as such term is defined in 25 U.S.C. §2703(8)) for gaming and commercial activities traditionally associated with the operation or conduct of a casino facility;

          (c)   Tenant is generally not paying its debts as such debts become due or shall admit, in writing, that it is unable to pay its debts as such debts become due;

          (d)   Except as contemplated pursuant to Section 7.02 of the Lease, Tenant shall make an assignment for the benefit of creditors;

          (e)   Tenant shall file a voluntary petition under Title 11 of the United States Code or if such petition is filed against Tenant and an order for relief is entered, or if Tenant shall file any petition or answer seeking, consenting to or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under present or any future federal bankruptcy code or any other present or future applicable federal, state or other statute or law, or shall seek or consent to or acquiesce in or suffer the appointment of any trustee, receiver, custodian, assignee, sequestrator, liquidator or other similar official of Tenant or of all or any substantial part of its properties or of the Premises or any interest of Tenant therein;

          (f)    if within one hundred twenty (120) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy code or any other present or future applicable federal, state or other statute or law, such proceeding shall not have been dismissed, or if, within one hundred days (120) days after the appointment, without the consent or acquiescence of Tenant, of any trustee, receiver, custodian, assignee, sequestrator or liquidator of Tenant or of all or any substantial part of its properties or of the Premises or any interest of Tenant therein, such appointment shall not have been vacated or stayed on appeal or otherwise, or if, within thirty (30) days after the expiration of any such stay, such appointment shall not have been vacated;

          (g)   if any material representation made herein by Tenant prove to be false or incorrect as of the date when made; or

          (h)   Tenant shall fail to observe or perform one or more of the other terms, conditions, covenants or agreements of this Lease and such failure is material and shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant specifying such failure (unless such failure requires work to be performed, acts to be done, or conditions to be removed which cannot by their nature reasonably be performed, done or removed, as the case may be, within such thirty (30) day period, in which case no Event of Default shall be deemed to exist as long as Tenant shall have commenced curing the same within such thirty (30) day period and shall diligently and continuously prosecute the same to completion).

        Section 20.02    Tenant Default; Payment of Rent and Termination of Lease.    (a) If any Event of Default shall have occurred and be continuing beyond all applicable notice and cure periods, Landlord may, at its sole option, give to Tenant an additional thirty (30) business days notice of cancellation of this Lease and opportunity to cure the same, in which event this Lease and the Term shall come to an end and expire upon the expiration of such thirty (30) business day period if Tenant thereafter fails to cure the same with the same force and effect as if the date set forth in the notice was the date of the end of the Term of this Lease; and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable for damages. The terms of this Section 20.02 shall survive the termination of this Lease.

          (b)   Notwithstanding anything in Section 20.02(a) to the contrary, so long as SNFGC's obligation to pay Supplemental Rent under the Sub-Sublease remains in effect and ESD is not in default (beyond any period expressed in the Sublease and Sub-Sublease within which ESD may cure such default) in the payment of rent or in the performance or observance of any of the terms, covenants or conditions of the Sublease or Sub-Sublease on ESD's part to be performed or observed, ESD's interest pursuant to the Sublease and Sub-Sublease shall not be disturbed by the Nation in the exercise of any of its rights under this Lease during the term of the Head Lease, and the Nation will not join ESD as a party defendant in any action or proceeding for the purpose of terminating SNFGC's interest under this Lease, the Sublease or Sub-Sublease. In furtherance of the foregoing, the Nation has provide to ESD that certain Non-Disturbance and Attornment Agreement, dated the date hereof.

        Section 20.03    Tenant Bankruptcy.    If an order for relief is entered or if a stay of proceeding or other acts become effective in favor of Tenant or Tenant's interest in this Lease in any proceeding which is commenced by or against Tenant under the present or any future federal bankruptcy code or any other present or future applicable federal, state or other statute or law, Landlord shall be entitled to invoke any and all rights and remedies available to it under such bankruptcy code, statute, law or this Lease, including, without limitation, such rights and remedies as may be necessary to protect adequately Landlord's right, title and interest in and to the Premises or any part thereof and to assure adequately the complete and continuous future performance of Tenant's obligations under this Lease. Adequate protection of Landlord's right, title and interest in and to the Premises, and adequate assurance of the complete and continuous future performance of Tenant's obligations under this Lease, shall include, without limitation, the following requirements:

          (a)   Tenant, to the extent required by applicable law, comply with all of its obligations under this Lease;

          (b)   Tenant continue to use the Premises in the manner required by this Lease and applicable law;

          (c)   Tenant, to the extent that Tenant desires to assume this Lease, provide proof to Landlord, within one hundred (120) days after entry of such order or the effective date of such stay, of adequate assurance of the complete and continuous future performance of Tenant's obligations under the Lease, a security deposit in an amount acceptable to Landlord, but in no event more than the Rent payable hereunder for the then current lease year;

          (d)   Tenant, to the extent required by applicable law, will use any unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that sufficient funds will be available to fulfill the obligations of Tenant under this Lease; and

          (e)   If Tenant's trustee, Tenant or Tenant as debtor-in-possession assumes this Lease and proposes to assign the same (pursuant to 11 U.S.C. §365, as the same may be amended) to any Person who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to the trustee, Tenant or Tenant as debtor-in-possession, then notice of such proposed assignment, setting forth (i) the name and address of such Person, (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided Landlord to assure such Person's future performance under the Lease, including, without limitation, the assurance referred to in 11 U.S.C. §365(b).(3) (as the same may be amended), shall be given to Landlord by the trustee, Tenant or Tenant as debtor-in-possession no later than twenty (20) days after receipt by the trustee, Tenant or Tenant as debtor-in-possession of such offer, but in any event no later than ten (10) days prior to the date that the trustee, Tenant or Tenant as debtor-in-possession shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right, to be exercised by notice to the trustee given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such Person, less any brokerage commissions which may be payable out of the consideration to be paid by such Person for the assignment of this Lease.

ARTICLE 21.
NOTICES

        All notices, certificates or other communications hereunder shall be in writing and shall be deemed sufficiently given if (a) mailed by United States certified mail, postage prepaid, or (b) if sent by a nationally recognized overnight courier or (c) delivered personally, to the Landlord and Tenant as the case may be, addressed as follows:

  (a)
  To Landlord:

  Seneca Nation of Indians
  1490 Route 438
  Irving, NY 14081
  Attn: President

  and

  Seneca Nation of Indians
  P.O. Box 231
  Salamanca, New York 14779
  Attn: President

  with a copy to:

  Akin Gump Strauss Hauer & Feld, LLP
  Robert S. Strauss Building
  1333 New Hampshire Avenue, N.W.
  Washington, D.C. 20036
  Attn: Donald R. Pongrace, Esq.

  (b)
  To Tenant:

  Seneca Niagara Falls Gaming Corporation
  William Seneca Administration Building
  1490 Route 438
  Cattaraugus Reservation
  Irving, New York 14081
  Attn: C. Michael Brown, President and Chief Executive Officer

  with a copy to:

  Akin Gump Strauss Hauer & Feld, LLP
  Robert S. Strauss Building
  1333 New Hampshire Avenue, N.W.
  Washington, D.C. 20036
  Attn: Donald R. Pongrace, Esq.

        Landlord and Tenant may, by notice given hereunder to each of the others, designate any further or different addresses to which the subsequent notices, certificates or other, communications to them shall be sent.

        Every notice, demand, request, consent, approval, or other communication hereunder shall be deemed to have been given or served only upon receipt.

ARTICLE 22.
INTENTIONALLY OMITTED

ARTICLE 23.
INTENTIONALLY OMITTED

ARTICLE 24.
INTENTIONALLY OMITTED

ARTICLE 25.
EXCAVATIONS AND SHORING

        If any excavation shall be made or contemplated for construction or other purposes upon property adjacent to the Premises, Tenant shall either:

          (a)   afford to the person or persons causing or authorized to cause such excavation the right to enter upon the Premises in a reasonable manner for the purpose of doing such work as may be necessary to preserve any of the walls or structures of the Premises from injury or damage and to support the same by proper foundations, or

          (b)   do or cause to be done all such work, at Tenant "s expense, as may be necessary to preserve any of the walls or structures of the Premises from injury or damage and to support the same by proper foundations.

        Tenant shall not, by reason of any such excavation or work, have any claim against Landlord for damages or for indemnity or for suspension, diminution, abatement, or reduction of any amount payable by Tenant hereunder unless such claim arises from Landlord's gross negligence or intentional misconduct.

ARTICLE 26.
CERTIFICATES BY LANDLORD AND TENANT

        Section 26.01    Landlord Certificate.    Landlord agrees at any time and from time to time, upon not less than ten (10) business days' prior notice by Tenant, to execute, acknowledge and deliver to Tenant or such other person designated by Tenant, a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications) and the date to which the Rent payable by Tenant hereunder has been paid, and stating whether or not to the best knowledge of the signer of such certificate Tenant is in Default in the performance of any covenant, agreement or condition contained in this Lease, and, if so, specifying in detail each such Default of which the signer may have knowledge and any other such item as Tenant shall reasonably request, due regard being given to the fact that such certificate may be requested on behalf of a potential or actual Mortgagee.

        Section 26.02    Tenant Certificate.    Tenant shall at any time and from time to time upon not less than ten (10) days prior notice by Landlord execute, acknowledge and deliver to Landlord or any other party specified by Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications) and the date to which each item of the Rent payable by Tenant hereunder has been paid, and stating whether or not to the best knowledge of the signer of such certificate Landlord is in default in performance of any covenant, agreement or condition contained in this Lease, and, if so, specifying in detail each such default of which the signer may have knowledge.

ARTICLE 27.
INTENTIONALLY OMITTED

ARTICLE 28.
ENTIRE AGREEMENT

        This Lease, the Sublease, Sub-Sublease and the Compact contain all the promises, agreements, conditions, inducements and understandings between Landlord and Tenant relating to the Premises and there are no promises, agreements, conditions, understandings, inducements, warranties or representations, oral or written, expressed or implied, between them other than as herein set forth.

ARTICLE 29.
QUIET ENJOYMENT

        If and as long as Tenant faithfully performs the agreements, terms, covenants and conditions of this Lease, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the term hereby granted without molestation or disturbance by or from Landlord or any Person claiming through Landlord and free of any encumbrance created or suffered by Tenant, except those encumbrances created or suffered by Tenant and those as to which this Lease is subject and subordinate.

ARTICLE 30.
ARBITRATION

        All disputes between the parties with respect to this Lease shall be determined by the courts of the Nation of Seneca Indians.

ARTICLE 31.
RECORDING OF MEMORANDUM

        Landlord and Tenant, upon the written request of the other, shall join in the execution of a memorandum of lease in proper form for recordation which memorandum shall provide, inter alia, that this Lease is subject to Tenant's right to terminate prior to the end of the Term.

ARTICLE 32.
NO DISCRIMINATION WITH RESPECT TO THE PREMISES

        With respect to the Premises, Tenant covenants and agrees that it shall (a) neither commit nor permit discrimination or segregation by reason of race, creed, color, religion, national origin, ancestry, sex, age, disability or marital status ("Discrimination") in the sale, transfer or assignment of its interest under this Lease or in the subleasing, use or occupancy of the Premises or any part thereof or in connection with the erection, maintenance, repair, restoration, alteration or replacement of, or addition to, any Building (b) not willfully engage in any personnel practices which may have a discriminatory effect and (c) comply with all federal laws, ordinances, rules, and regulations from time to time in effect prohibiting Discrimination or segregation or pertaining to equal employment opportunities.

ARTICLE 33.
INTENTIONALLY OMITTED

ARTICLE 34.
MISCELLANEOUS

        Section 34.01    The captions of this Lease are for convenience of reference only and in no way define, limit or describe the scope or intent of this Lease or in any way affect this Lease.

        Section 34.02    The Table of Contents is for the purpose of convenience of reference only and is not to be deemed or construed in any way as part of this Lease or as supplemental thereto or amendatory thereof.

        Section 34.03    The use herein of the neuter pronoun in any reference to Landlord or Tenant shall be deemed to include any individual Landlord or Tenant, and the use herein of the words "successors and assigns" or "successors or assigns" of Landlord or Tenant shall be deemed to include the heirs, legal representatives and assigns of any individual Landlord or Tenant.

        Section 34.04    If more than one party is named as or becomes Tenant hereunder, Landlord may require the signatures of all such parties in connection with any notice to be given or action to be taken by Tenant hereunder.

        Section 34.05    Except as otherwise expressly provided in this Lease, there shall be no merger of this Lease or the leasehold estate created hereby with the fee estate in the Premises or any part thereof by reason of the same Person acquiring or holding, directly or indirectly, this Lease or the leasehold estate created hereby or any interest in this Lease or in such leasehold estate as well as the fee estate in the Premises.

        Section 34.06    Each of the parties represents to the other that it has not dealt with any broker in connection with this transaction. If any claim is made by broker who shall claim to have acted or dealt with Tenant in connection with this transaction, Tenant will be responsible for payment of the brokerage commission, fee or other compensation to which such broker is entitled.

        Section 34.07    This Lease cannot be changed, modified or terminated orally, but only by a written instrument of change, modification or termination executed by the party against whom enforcement of any change, modification, or termination is sought.

        Section 34.08    This Lease shall be governed by and construed in accordance with the laws of the Nation of Seneca Indians.

        Section 34.09    The agreements, terms, covenants and conditions herein shall be binding upon and shall inure to the benefit of, Landlord and Tenant and their respective successors and assigns.

        Section 34.10    Neither Landlord nor Tenant will do, authorize or execute any act, deed or thing whatsoever or fail to take any such action which will or may cause the other party to be in violation of any of its obligations.

        Section 34.11    All references in this Lease to "Articles" or "Sections" shall refer to the designated Article(s) or Section(s), as the case may be, of this Lease.

        Section 34.12    All references in this lease to "licensed professional engineer" or "registered architect" shall mean a professional engineer or architect who is licensed or registered, as the case may be, by the State of New York.

        Section 34.13    If any term or provision of this Lease, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

        Section 34.14    Except as may be otherwise expressly provided herein, there shall be no abatement, diminution or reduction of Rent payable by Tenant hereunder or of the other obligations of Tenant hereunder under any circumstances.

        Section 34.15    Where Tenant is required to do or accomplish any act or thing hereunder, Tenant may cause the same to be done or accomplished by the others with the same force and effect as if done or accomplished by Tenant.

        Section 34.16    This Lease Agreement shall run with the land, both as respects benefits and burdens created herein, and shall be binding upon and inure to the benefit of the successors and assigns of the respective parties.

        Section 34.17    This Lease Agreement shall inure to the benefit of Landlord and Tenant, and shall be binding upon the Landlord and Tenant, and their respective successors and permitted assigns.

        Section 34.18    Force Majeure.    The obligations of Landlord and Tenant to perform their respective covenants hereunder, other than Tenant's obligation to pay Fixed Rent and Additional Rent hereunder, shall be excused to the extent that Landlord or Tenant, as the case may be, is prevented or delayed from so doing by reason of Force Majeure. "Force Majeure" shall mean failure, in whole or in part, or delay on the part of Tenant in the performance of any of the obligations imposed upon Tenant under this Lease, shall be excused and Landlord shall not exercise its option to terminate this Lease, when such failure or delay is the direct result of any of the following causes: Acts of God, earthquake, windstorm, hurricane, fire, flood, strikes or other labor stoppages including shortages of labor or materials, the elements, malicious mischief by third parties not within the control of Tenant, insurrection, riot, public enemy, war, terrorism, wrongful acts of the Landlord or comparable extraordinary cause not within the control of Tenant.

        Section 34.19    Easements.    Landlord will, from time to time, at the request of Tenant and at Tenant's cost and expense (but subject to the approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed), (i) grant consent to easements and other rights in the nature of easements with respect to the Premises to third parties, (ii) grant consent to release existing easements or other rights in the nature of easements which are for the benefit of the Premises, (iii) execute petitions to have the Premises annexed to any municipal corporation or utility district and (iv) execute and deliver to any person any instrument appropriate to confirm or effect such grants, releases and petitions (to the extent of its interests in the Premises).

(signatures follow immediately)

        IN WITNESS WHEREOF, Tenant and Tenant have executed this Lease as of the day and year first above-written.

LANDLORD:
SENECA NATION OF INDIANS
By:	/s/ Cyrus M. Schindler
Name:	Cyrus M. Schindler
Title:	President
TENANT:
SENECA NIAGARA FALLS GAMING CORPORATION
By:	/s/ Cyrus M. Schindler
Name:	Cyrus M. Schindler
Title:	Chairman

STATE OF NEW YORK	)
) ss:
COUNTY OF ERIE	)

On the 22nd day of October in the year 2002, before me, the undersigned personally appeared Cyrus M. Schindler, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Cindy L. Nephew	[NOTARIZED]
Signature and Office of individual taking acknowledgment
STATE OF NEW YORK	)
) ss:
COUNTY OF	)

On the 22nd day of October in the year 2002, before me, the undersigned personally appeared Cyrus M. Schindler, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Cindy L. Nephey	[NOTARIZED]
Signature and Office of individual taking acknowledgment

Exhibit A

The Premises

A-1

Exhibit B

Title Exceptions

B-1

QuickLinks

W I T N E S S E T H
TABLE OF CONTENTS
W I T N E S S E T H
ARTICLE 1. PREMISES AND TERM
ARTICLE 2. RENT
ARTICLE 3. REPRESENTATIONS AND WARRANTIES
ARTICLE 4. INSURANCE
ARTICLE 5. USE OF INSURANCE PROCEEDS
ARTICLE 6. CONDEMNATION
ARTICLE 7. ASSIGNMENT, SUBLETTING AND MORTGAGES
ARTICLE 8. INTENTIONALLY OMITTED
ARTICLE 9. REPAIRS
ARTICLE 10. CHANGES, ALTERATIONS AND ADDITIONS
ARTICLE 11. REQUIREMENTS OF PUBLIC AUTHORITIES AND OF INSURANCE UNDERWRITERS AND POLICIES
ARTICLE 12. INTENTIONALLY OMITTED
ARTICLE 13. DISCHARGE OF LIENS; BONDS
ARTICLE 14. LIMITED OBLIGATIONS OF THE PARTIES; INDEMNITY
ARTICLE 15. LANDLORD NOT LIABLE FOR INJURY OR DAMAGE, ETC.
ARTICLE 16. INTENTIONALLY OMITTED
ARTICLE 17. RIGHT OF INSPECTION
ARTICLE 18. LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS
ARTICLE 19. PERMITTED USE; NO UNLAWFUL OCCUPANCY
ARTICLE 20. EVENTS OF DEFAULT, CONDITIONAL LIMITATIONS, REMEDIES
ARTICLE 21. NOTICES
ARTICLE 22. INTENTIONALLY OMITTED
ARTICLE 23. INTENTIONALLY OMITTED
ARTICLE 24. INTENTIONALLY OMITTED
ARTICLE 25. EXCAVATIONS AND SHORING
ARTICLE 26. CERTIFICATES BY LANDLORD AND TENANT
ARTICLE 27. INTENTIONALLY OMITTED
ARTICLE 28. ENTIRE AGREEMENT
ARTICLE 29. QUIET ENJOYMENT
ARTICLE 30. ARBITRATION
ARTICLE 31. RECORDING OF MEMORANDUM
ARTICLE 32. NO DISCRIMINATION WITH RESPECT TO THE PREMISES
ARTICLE 33. INTENTIONALLY OMITTED
ARTICLE 34. MISCELLANEOUS